Exhibit 10.19
CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT

This Confidentiality and Restrictive Covenant Agreement ("CRC Agreement") is made and effective this 5th day of March, 2024, by and between Rush Street Interactive L.P., a Delaware limited partnership (the "Company"), and Richard Schwartz ("Executive"). Executive and the Company are collectively referred to as the "Parties" or each individually as a "Party."

Executive understands and acknowledges as follows: (a) the on-line gaming industry is highly competitive, operates internationally and, in many instances, the success of the Company depends on hiring and training talented employees, effective financial and strategic planning, highly developed and targeted marketing, superior operational knowledge and execution, and extraordinary client development and relationship management; (b) the Company spends significant resources to be a market leader with respect to all of these foundations to its business and, in doing so, creates and protects a great deal of Confidential Information (as defined below) about its methods, operations and customers; and (c) as a result of Executive's employment with the Company, Executive has been and will continue to be exposed to such confidential information and developed relationships and to use them to advance the Company's interests in parallel with the Executive's interests while working for the Company.

As such, Executive acknowledges that Executive is executing this CRC Agreement in consideration for valuable consideration as set forth in Executive's March 5, 2024 amended and restated offer of employment with the Company, Executive's opportunity to access and use the Company's resources, including its Confidential Information in furtherance of the Executive's continued employment with the Company and Executive's opportunity to be considered for salary increases, discretionary bonuses, and other benefits.

Executive acknowledges that, but for Executive's signing of this CRC Agreement, Executive would not receive the consideration set forth in this CRC Agreement. Therefore, in consideration of the mutual promises and obligations set forth in this CRC Agreement, the Company and Executive, both intending to be legally bound, agree to protect the Company's Confidential Information and acknowledged legitimate business interests as set forth in this CRC Agreement.

l.    Protection of Confidential Information.

(a)    The Parties acknowledge and agree that the Company is an online, social and land based gaming platform supplier and operator that is currently operating, supplying and developing regulated online gaming sites in multiple states and countries. In addition, the Company works closely with affiliated land-based gaming companies and other gaming assets, including without limitation gaming companies operating various ''Rivers" branded casinos and entertainment complexes, including those in operating as of the date of this CRC Agreement in Pittsburgh, Pennsylvania, Des Plaines, Illinois, Philadelphia, Pennsylvania and Schenectady, New York. Executive acknowledges that during Executive's employment with the Company, Executive may be exposed to confidential information not only from and about the Company, but also about any or all of these affiliated gaming companies and from other third parties, including without limitation Stakeholders (as defined below). The Company must, to protect its interests and investments, and to honor its agreements with others to maintain the confidentiality of its information, protect all such confidential information from disclosure or use that is not in the interest of the Company. In all of these regards, through Executive's employment with the Company, Executive will have access to, be provided with and become familiar with the Company's confidential or proprietary information and trade secrets (collectively, the "Confidential Information").

(b)    Confidential Information, as defined in this CRC Agreement, shall include, without limitation, any information and trade secret related to the Company's and any affiliated companies' finances, operations, performance, research, development and marketing plans, security and loss control systems and internal controls, legal issues, gaming customer databases and player identification systems, accounting and financial information (including benchmarks, margins and formulas), business plans, identities and behavior of key personnel, clients and customers, vendors, suppliers, distributors and consultants, pricing lists and information, advertising and promotional materials, gaming board submissions, products, services, platforms, software, documentation, know-how, inventions, processes, workflow, methods and methodologies, formulas, algorithms, drawings, flow charts, technical information, ideas, concepts, specifications, strategies, plans, training programs (including manuals, handbooks, and internal policies), interactions with and compiled information about its Stakeholders, and other documents or media that contain any such Confidential Information. Confidential Information also includes information provided to the Company by Stakeholders that is sensitive, confidential, or proprietary, including information that is shared with the Company in confidence or with the expectation that it will be protected from disclosure. Confidential Information shall not include information which: (i) is or becomes part of the public domain through no action or inaction of Executive; (ii) prior to disclosure under protection of this CRC Agreement or a prior policy or agreement, is properly within the possession of Executive; or (iii) is obligated to be produced by order of a court of competent jurisdiction or is otherwise required by law to be publicly disclosed. Executive represents and warrants that Confidential Information is a special and valuable asset that is developed, protected and owned by the Company, is regularly used in the operation its business and is the subject of adequate measures including without limitation this CRC Agreement and Company policies and other measures to protect its non-disclosure and value to the Company.

(c)    The Parties acknowledge that Confidential Information can exist in any form, including oral or written statements, information remembered, information stored electronically and information embodied in objects or processes. Except as required in the course of Executive's employment in furtherance of Company's interests, Executive will not use or disclose Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever during or after the term of Executive1s employment with Company, provided that such Confidential Information, unless in the form of a trade secret of the Company or is subject to a separate, written confidentiality undertaking of the Company, shalt no longer be protectable under this CRC Agreement on the date three years after the date of the termination of Executive's last day of employment with the Company.

(d)    Upon termination of employment with the Company for any reason, Executive shall promptly deliver to the Company the originals and copies of all Confidential Information and all other documents or materials in Executive's possession that relate to the Company or Executive's employment by the Company and any services Executive has provided to the Company or any other entity affiliated with the Company from whom Executive receives Confidential Information or compensation for providing services. Executive agrees to maintain the integrity of all electronically or magnetically stored information and agrees not to alter, delete, damage or otherwise destroy such information before returning it to the Company.

(e)    Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to Executive's attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other administrative agency proceeding. Executive is further notified that if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company's trade secrets to Executive's attorney and use the trade secret information in the court proceeding if Executive: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

2.    Non-Solicitation and Non-Disparagement. During Executive's employment with the Company and for a period eighteen months thereafter, Executive shall not, without prior written permission of the Company, either directly or indirectly, for Executive or on behalf of any other person or entity:

(a)    solicit, communicate with, induce, entice, or contact any of the Company's clients and customers (i) with whom Executive worked or to or for whom Executive provided services, (ii) whose identity Executive learned as a result of Executive's employment with the Company, or (iii) about whom the Company compiled Confidential Information to which Executive had access, or vendors, regulators, investors, advisors, representatives, directors, consultants, or independent contractors (each, a "Stakeholder") in any manner that is intended to or is reasonably likely to have the effect of being detrimental to the Company's or any of its affiliates' interests, including without limitation any attempt to get any Stakeholder to cease doing business with the Company or any of its affiliates;
(b)    request, canvass, advise or induce any individual or entity, including any Stakeholder, to discontinue, withdraw, decrease, limit or cancel, as applicable, its business, relationship, employment or patronage of or with the Company or any of the Company's affiliates;
(c)    employ, hire, retain, attempt to hire or otherwise engage the services of, identify or solicit for the sake of hiring, or otherwise obtain the services of any employee, consultant, contractor, investor, advisor, agent, representative, or director of the Company who has (i) worked directly with or for Executive at the Company or (ii) served as any supervisor or manager of Executive at the Company during Executive's employment by the Company at any time within twelve months of the date of Executive's termination for any reason or of any action by or of Executive that violates any aspect of this CRC Agreement; or
(d)    make statements or take actions that disparage or are reasonably likely to have the effect of disparaging or being detrimental to the Company or any of its affiliates, including without limitation by making statements to the media or press, on publically accessible internet sites or in any other public forum.
(e)    Nothing in paragraph two shall prohibit Executive's inadvertent contact of a Stakeholder by virtue of a mass communication or advertisement that is not directed by Executive to individuals employed at the Company or by a communication that is not otherwise intended to circumvent the restrictions of this CRC Agreement, such as in the case of a newspaper or internet job posting generally soliciting candidates for employment.

3.    Covenant Not to Compete. During Executive's employment with the Company and for a period of eighteen months thereafter, Executive shall not provide any Services (as defined below) directly or indirectly, whether as fill employee or in any other capacity, including without limitation as a service provider, advisor, contractor, consultant, owner, shareholder, member, or by otherwise working for any person or entity that is a Competing Business or is development of any Competing Business as defined below.

(a)    Due to the worldwide access to internet platforms available for competing with the Company's internet-based and online products, a "Competing Business" shall include each person or entity, regardless of its particular geography, that is engaged in the following business or activities:

(i) operating or supplying an online or internet-based gaming, gambling, sports betting or social gaming platform that competes in any Protected Area or is in development in any Protected Area in which the Company or any of its affiliates is licensed, has applied for a license or has taken material steps toward applying for a license, at the time of Executive's termination through and including the time period during which any severance owed to Executive has been paid by the Company; or

(ii) offers any online or internet-based gaming, gambling, sports betting or social gaming products, platforms, or services (each, an “Online Offering") to one or more third parties, if such Online Offering competes with the Company's products, platforms or services in any Protected Area in which the Company or any of its affiliates is licensed, has applied for a license or has taken material steps toward applying for a license, at the time of Executive's termination through and including the time period during which any severance owed to Executive has been paid by the Company.

(b)    Definitions. For purposes of this CRC Agreement, a Competing Business or an Online Offering shall be considered to be "in development" if any person or entity has (a) spent more than $50,000 or cumulatively more than six months' time planning, designing, researching, or preparing any proposal for licensing or to begin operations or (b) applied for any gaming license required prior to opening or operating such an establishment. A "Protected Area" shall include the geographic boundary for which any operating or regulatory gaming license applies in any particular location, whether a country, state, city or locality. "Services" shall be defined for this CRC Agreement to include services of the type Executive performed for the Company or its affiliates, directly or through Executive's management or supervision of others or services that Executive is able to perform due to Executive's access to or review of Confidential Information, during the twenty-four-month period preceding the date of Executive's termination from the Company. Services shall not include manual labor or work that was clerical or incidental to any position at the Company. An "affiliate" as used in this CRC Agreement shall expressly include, without limitation, Rush Street Gaming, LLC, Rush Street Interactive, LLC as well as any other subsidiary, parent, merger partner or affiliated entity of the Company.
4.    Remedies. Executive understands and acknowledges that the Company would be irreparably injured by Executive's breach of this CRC Agreement. Executive agrees a breach of this CRC Agreement would entitle the Company to immediate injunctive relief and such other equitable relief, including without limitation specific performance of this CRC Agreement, in addition to recovery of any damages, costs, expenses and attorneys' fees. Executive agrees that Executive should not be entitled to benefit from any breach of any of the restrictions in this CRC Agreement; as such, if Executive breaches any such restriction, the time period for the relevant restrictive period with relation to such restriction shall be started anew from the later of the last date of any such breach or, in the event of a court's determination that Executive breached such restriction, the date of any such judgment. By way of example only, if Executive breaches any non-solicitation provision in this CRC Agreement, Executive shall be subject to a new eighteen-month restrictive period under paragraph two of this CRC Agreement beginning on the day of Executive's last act in breach or, in the event of a court's determination that Executive breached such restriction, the date of such judgment. Similarly, and without limitation, if Executive goes to work for a Competing Business in violation of the restrictions prohibited by this CRC Agreement, Executive shall be subject to a new eighteen month restricted period under the terms of paragraph three of this CRC Agreement beginning on the day of Executive's last act in breach, or, in the event of a court's determination that Executive breached such restriction, the date of such judgment.

5.    Reasonable Restrictions and Remedies. Executive acknowledges, particularly in light of the acknowledged consideration that Executive received for signing it, that the scope and duration of the restrictions and covenants in this CRC Agreement are reasonable and fair and are reasonably designed to protect the Company's goodwill, intellectual property and other proprietary and legitimate business interests. Each covenant in this CRC Agreement shall be severable and independently enforceable. As such, if a court determines that any restrictive covenant in this CRC Agreement is vague, overbroad, or unenforceable in any respect, the court is expressly authorized by Executive and the Company to enforce the covenant or restriction to the greatest extent allowable under applicable law and may modify such covenant or restriction accordingly. In the event Executive's employment with the Company terminates for any reason, Executive represents and warrants that Executive will be able to earn a livelihood without violating any covenant or restriction in this CRC Agreement. For example, nothing in this CRC Agreement shall prohibit Executive from (a) working, without disclosure of any Confidential Information for any retail gaming business that does not have online or internet gaming or Online Offerings or for any business that is not defined to be a Competing Business as set forth in this CRC Agreement, including for example any hospitality company, hotel or resort without online gaming or Online Offerings (whether in development or operational), or (b) acquiring securities representing not more than one percent of the outstanding voting shares of any of any entity whose shares trade on a national or worldwide securities exchange, including the over-the-counter market. Executive acknowledges and agrees that breach of this CRC Agreement shall entitle the Company to any relief available to it in law or in equity, including without limitation the right to seek relief in court to enforce this CRC Agreement notwithstanding any arbitration agreement between Executive and the Company.

6.    Agreement. Executive acknowledges that Executive has read and understands the provisions of this CRC Agreement and agrees to be bound by this CRC Agreement. The Parties agree that the laws of the State of Delaware shall govern this CRC Agreement, without regard to conflict of laws principles. Jurisdiction and venue are limited in any proceeding by the Company or Executive related to or to enforce or dispute their rights under this CRC Agreement to any court geographically located in New Castle County, Delaware with said courts to have exclusive, irrevocable jurisdiction and venue over such matters. Executive hereby waives any objections to the jurisdiction and venue of the courts in or for New Castle County, Delaware including any objection to personal jurisdiction, venue, or forum non-conveniens, whether under applicable law, 28 U.S.C. § 1404 or any other state or federal statute, or under any agreement signed on a date prior to the date of this CRC Agreement that provides for a different venue or jurisdiction.

7.    Assignment. The Company shall have the right to assign this CRC Agreement to any successor or assign, or merger party, in whole or in part, and Executive agrees to be obligated by this CRC Agreement to any successor, assign or surviving entity. Executive may not assign this CRC Agreement. Any successor to, or assignee of, the Company is an intended third party beneficiary to this CRC Agreement.

Signature: /s/ Richard Schwartz
Richard Schwartz

Dated: March 5, 2024